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Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

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In re

MOTORS LIQUIDATION COMPANY, et al.,

f/k/a General Motors Corp., et al.

Debtors.

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x : : : : : : : : x	Chapter 11 Case No. 09-50026 (REG) (Jointly Administered)

ORDER AUTHORIZING THE GUC TRUST ADMINISTRATOR

(A) TO EXERCISE AND/OR LIQUIDATE NEW GM WARRANTS AND

LIQUIDATE NEW GM COMMON STOCK, AND (B) TO MAKE

CORRESPONDING AMENDMENTS TO THE GUC TRUST AGREEMENT

Upon the motion, dated June 3, 2015 (the “Motion”)1 of Wilmington Trust Company in its capacity as trust administrator and trustee (in such capacity, the “GUC Trust Administrator”) of the Motors Liquidation Company GUC Trust (the “GUC Trust”), as established under the Debtors’ Second Amended Joint Chapter 11 Plan dated as of March 18, 2011 [Docket No. 9836] (as confirmed, the “Plan”) of the above-captioned post-effective date debtors (the “Debtors”) seeking entry of an Order pursuant to sections 105(a) and 1142(b) of title 11 of the United States Code (the “Bankruptcy Code”), and section 13.13 of the GUC Trust Agreement, authorizing the GUC Trust Administrator to (A) (i) exercise and/or liquidate the GUC Trust’s holdings of New GM Warrants, and (ii) to liquidate the GUC Trust’s holdings of New GM Common Stock (including the New GM Common Stock received from any exercise of the New GM Warrants), and (B) make corresponding amendments to the GUC Trust Agreement, all as more fully described in the Motion; and any objections to the Motion having been settled, resolved, withdrawn or overruled; and this Court having determined that the relief requested in the Motion is in the best interests of the Debtors’ creditors and estates; and it further appearing that proper and adequate notice of the

[1]	Capitalized terms not defined herein shall have the meanings ascribed to them in the Motion.

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Motion has been given and that no other or further notice is necessary; and after due deliberation thereon, and good and sufficient cause appearing therefor:

IT IS HEREBY:

ORDERED, that the relief requested in the Motion is granted to the extent provided herein; and it is further

ORDERED, that the following liquidation procedures are approved:

•	The GUC Trust Administrator is authorized to convert some or all of the New GM Warrants in its possession into shares of New GM Common Stock using either the cashless exercise feature or the full physical settlement procedures set forth in the agreements governing the New GM Warrants (the “Warrant Agreements”);

•	The GUC Trust Administrator is authorized to liquidate some or all of the New GM Warrants in its possession, which liquidation (if any) shall be through one or more open market transactions or block trades or other sales, through the engagement of a broker-dealer (which might be an affiliate of the GUC Trust Administrator) to effect the necessary transactions or sales, in such numbers and at such time or times as it shall determine; and

•	The GUC Trust Administrator is authorized to liquidate all, or substantially all, of the shares of New GM Common Stock held by the GUC Trust (including any New GM Common Stock received from the exercise of the New GM Warrants), which liquidation shall be through one or more open market transactions or block trades or other sales, through the engagement of a broker-dealer (which might be an affiliate of the GUC Trust Administrator) to effect the necessary transactions or sales, in such numbers and at such time or times, as it shall determine;

and it is further

ORDERED, that the proceeds of such liquidations (net of any applicable costs, fees, expenses and taxes payable in respect thereof) shall be allocated to beneficiaries of the GUC Trust on a pro rata basis, in the following manner:

•	A GUC Trust beneficiary’s entitlement to a particular number of New GM Warrants that are exercised pursuant to the Warrant Agreements and this Order shall be converted into an entitlement to receive the number of shares of New GM Common Stock into which such New GM Warrants have been exercised (taking into account the use of a portion of such New GM Warrants to fund the strike price, if applicable), subject to rounding to the nearest whole share of New GM Common Stock;

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•	A GUC Trust beneficiary’s entitlement to a particular number of New GM Warrants that are liquidated pursuant to this Order shall be converted into an entitlement to receive an amount of cash equal to the weighted average sales price (net of any applicable costs, fees, expenses and taxes payable in respect thereof) of all of the New GM Warrants sold pursuant to this Order, multiplied by the number New GM Warrants to which such GUC Trust beneficiary would otherwise be entitled; and

•	A GUC Trust beneficiary’s entitlement to a particular number of shares of New GM Common Stock that are liquidated pursuant to this Order (including any exercised New GM Warrants as set forth above), shall be converted into an entitlement to receive an amount of cash equal to the weighted average sales price (net of any applicable costs, fees, expenses and taxes payable in respect thereof, and further net of any proceeds of New GM Common Stock liquidated for the purposes of funding the strike price of any New GM Warrants exercised using the full physical settlement option under the Warrant Agreements) of all of the New GM Common Stock sold pursuant to this Order, multiplied by the number shares of New GM Common Stock to which such GUC Trust beneficiary would otherwise be entitled (including any exercised New GM Warrants as set forth above);

and it is further

ORDERED that the GUC Trust is authorized, in its sole discretion, to retain as Trust Professional(s) (as such term is defined in the GUC Trust Agreement) one or more Liquidation Advisors, and that such Liquidation Advisor(s) shall be entitled to all of the protections, immunities and indemnities applicable to Trust Professionals in the GUC Trust Agreement; and it is further

ORDERED, that, when exercising and/or liquidating the New GM Warrants and liquidating the New GM Common Stock pursuant to this Order, the GUC Trust Administrator shall be entitled to all the protections, immunities and indemnities applicable to the GUC Trust Administrator in the GUC Trust Agreement; and it is further

ORDERED, that the cash proceeds of the New GM Securities liquidated pursuant to this Motion shall be invested by the GUC Trust Administrator in “Permissible Investments” as defined in the GUC Trust Agreement; and it is further

ORDERED, that the GUC Trust Administrator and GUC Trust Monitor are authorized to execute any amendments to the GUC Trust Agreement that are necessary to

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implement the foregoing relief (including but not limited to any modification to the GUC Trust’s fiscal year and/or tax year); provided that the GUC Trust Administrator shall file any such amendments on the Court’s docket within 30-days of the date hereof; and it is further

ORDERED, that this Order shall be effective immediately upon entry; and it is further

ORDERED, that this Court shall retain jurisdiction of all matters and disputes arising in connection with or related to the interpretation or implementation of this Order, any exercise and/or liquidation of the New GM Warrants or liquidation of New GM Common Stock in connection herewith, or the GUC Trust Agreement.

Dated:	July 2, 2015 New York, New York

        /s/ Robert E. Gerber

UNITED STATES BANKRUPTCY JUDGE